Exhibit 99.1

Independent Bank Corp. Reports Second Quarter Net Income of $11.1 Million

Strong Loan and Deposit Growth Drives Performance

ROCKLAND, Mass.--(BUSINESS WIRE)--July 14, 2011--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $11.1 million for the second quarter of 2011, or $0.52 on a diluted earnings per share basis. The results of the second quarter 2011 represent an increase of $0.14 or 36.8% on a diluted per share basis as compared to the second quarter of 2010 and were consistent with linked quarter results.

Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Our track record of delivering consistent, solid results continued in the second quarter, led by robust loan and deposit growth as well as ongoing momentum in our investment management business. Rockland Trust derives its success from acquiring new customers while deepening our existing customer relationships. We’re also pleased that Fitch noted our consistent financial performance amidst a difficult operating environment and recently upgraded its rating of Independent Bank Corp. and Rockland Trust to ‘BBB’ from ‘BBB’-.”

BALANCE SHEET

Total assets of $4.8 billion at June 30, 2011 are up $197.2 million from the prior quarter.

Total loans grew to $3.7 billion at June 30, 2011, an increase of $96.9 million, or 2.7%, compared with the prior quarter, or 10.7% on an annualized basis. The Company continued to drive robust growth in its commercial and industrial loan portfolio, which increased by $59.2 million, or 11.6%, in the second quarter, as the Company continued to grow its base of high-quality customers. Commercial real estate loan generation remained strong, as the portfolio increased by $30.7 million, or 1.7%. The home equity portfolio also sustained its steady growth, rising $13.0 million, or 2.1%. Residential real estate loans declined by $7.5 million, or 1.6%, as loans refinanced into longer-term, fixed-rate loans, which are not commonly held in portfolio by the Company.

Deposit volumes were especially strong in the second quarter as total deposits increased by $201.6 million, or 5.6%, during the three months ended June 30, 2011. Core deposits increased by $205.4 million, or 7.1%, driven by inflows in municipal deposits as well as increases in demand deposits due to both increased marketing efforts of the Company and seasonality within the deposit customer base. Time deposits continued to decline but at a more modest pace, decreasing by $3.8 million, or 0.6%, in the second quarter. Core deposits to total deposits rose to 82.3% and the total cost of deposits remained stable at 0.39% for the current quarter.

Securities decreased by $41.6 million compared to the linked quarter to $547.5 million due to paydowns on securities and the sale of $13.9 million of mortgage backed securities.

Stockholders’ equity at June 30, 2011 increased by 1.7% to $455.7 million as compared to the balance at March 31, 2011. The Tier 1 leverage capital ratio at June 30, 2011 remained consistent with prior quarter at 8.5%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Net interest income of $42.1 million was up from the prior quarter due to higher levels of earning assets. The net interest margin in the second quarter of 2011 declined to 3.97%, compared to 4.02% due primarily to lower loan yields.

NON-INTEREST INCOME

The Company recorded non-interest income of $13.5 million during the second quarter of 2011 which represents an $876,000, or 7.0%, increase from the prior quarter. The change in non-interest income is composed of the following:

  Service charges on deposit accounts increased $233,000, or 5.9%.
  Interchange and ATM fees increased by $272,000, or 16.0%, due primarily to increased debit card usage by customers.
  Investment management revenue increased by $387,000, or 12.0%. Assets under management in the investment management division rose to $1.7 billion at June 30, 2011, an increase of $ 26.1 million compared to March 31, 2011.
  Non-interest income benefited from the sale of securities in the second quarter, resulting in a gain of $723,000. There were no gains on sale of securities during the first quarter of the year.
  Mortgage banking income decreased by $364,000, or 34.8%, reflective of reduced volumes being experienced in the industry.
  Other non-interest income decreased by $433,000, or 21.6%, mainly due to fee revenue in the prior period associated with loan level interest rate derivatives.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $36.9 million in the second quarter of 2011, an increase of $374,000, or 1.0%, when compared to the quarter ended March 31, 2011. Significant changes of non-interest expense included the following:

  Salary and employee benefits decreased $490,000, or 2.4% primarily due to decreases in payroll taxes in the second quarter offset by merit increases in the second quarter.
  Occupancy and equipment decreased $312,000, or 6.8% primarily due to high costs of snow removal incurred during the first quarter.
  Data processing and facilities management decreased by $600,000, or 36.6% due to conversion costs associated with a change in the service provider incurred during the first quarter.
  FDIC assessment decreased $513,000, or 39.7% due to a lower assessment rate that was effective during the second quarter.
  Other non-interest expense increased by $2.3 million, or 26.2%, which is primarily attributable to higher credit-related loan workout expenses, which are inclusive of write-downs on OREO properties, of $832,000, increased marketing efforts, which resulted in an increase of $803,000, and increased exams and audit fees of $286,000.

The Company generated a return on average assets and a return on average common equity in the second quarter of 2011 of 0.95% and 9.78%, respectively, as compared to 0.98% and 10.24% for the quarter ended March 31, 2011.

ASSET QUALITY

The Company continued to maintain a solid credit profile during the quarter. Net charge-offs increased to $3.3 million, or 0.36% on an annualized basis of average loans, for the second quarter of 2011 compared to $2.0 million, or 0.23% for the quarter ended March 31, 2011. The provision for loan losses was $3.5 million and $2.2 million for the quarters ended June 30, 2011 and March 31, 2011, respectively. Nonperforming loans decreased to $21.9 million, or 0.59% of total loans at June 30, 2011, from $23.4 million, or 0.64% of total loans at March 31, 2011. Delinquency as a percent of loans declined to 0.83% at June 30, 2011 compared to 1.19% at March 31, 2011.

The allowance for loan losses was $46.6 million at June 30, 2011, compared with the prior quarter level of $46.4 million. The Company’s allowance for loan losses was 1.25%, as a percentage of total loans at June 30, 2011, compared to 1.28%, at March 31, 2011.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 15, 2011. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Pass code: 10001834. The web cast replay will be available until July 15, 2012.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.8 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	June 2011 vs.	June 2011 vs.
	2011	2011	2010	March 2011	June 2010

Assets
Cash and Due From Banks	$56,679	$49,242	$69,221	15.10%	-18.12%
Interest Earning Deposits with Banks	129,420	17,042	268,187	659.42%	-51.74%
Fed Funds Sold	1,197	417	781	187.05%	53.27%
Securities
Trading Assets	8,539	8,521	7,163	0.21%	19.21%
Securities Available for Sale	305,895	341,362	482,989	-10.39%	-36.67%
Securities Held to Maturity	233,109	239,305	103,463	-2.59%	125.31%
Total Securities	547,543	589,188	593,615	-7.07%	-7.76%

Loans Held for Sale	12,255	8,643	16,365	41.79%	-25.11%
Loans
Commercial and Industrial	568,022	508,839	427,398	11.63%	32.90%
Commercial Real Estate	1,801,026	1,770,324	1,646,204	1.73%	9.40%
Commercial Construction	130,303	123,428	158,036	5.57%	-17.55%
Small Business	78,905	80,817	80,965	-2.37%	-2.54%
Total Commercial	2,578,256	2,483,408	2,312,603	3.82%	11.49%
Residential Real Estate	454,597	462,110	525,062	-1.63%	-13.42%
Residential Construction	6,404	3,256	4,594	96.68%	39.40%
Consumer - Home Equity	632,735	619,727	498,789	2.10%	26.85%
Total Consumer Real Estate	1,093,736	1,085,093	1,028,445	0.80%	6.35%
Total Other Consumer	53,239	59,873	87,864	-11.08%	-39.41%
Total Loans	3,725,231	3,628,374	3,428,912	2.67%	8.64%
Less - Allowance for Loan Losses	(46,637)	(46,444)	(45,291)	0.42%	2.97%
Net Loans	3,678,594	3,581,930	3,383,621	2.70%	8.72%
Federal Home Loan Bank Stock	35,854	35,854	35,854	0.00%	0.00%
Bank Premises and Equipment	46,368	46,481	45,089	-0.24%	2.84%
Goodwill and Core Deposit Intangible	141,489	141,951	142,888	-0.33%	-0.98%
Other Assets	193,544	175,035	185,354	10.57%	4.42%
Total Assets	$4,842,943	$4,645,783	$4,740,975	4.24%	2.15%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$913,960	$837,705	$789,019	9.10%	15.83%
Savings and Interest Checking Accounts	1,479,365	1,348,242	1,305,515	9.73%	13.32%
Money Market	722,234	724,203	760,471	-0.27%	-5.03%
Time Certificates of Deposit	671,003	674,776	824,868	-0.56%	-18.65%
Total Deposits	3,786,562	3,584,926	3,679,873	5.62%	2.90%
Borrowings
Federal Home Loan Bank Borrowings	258,012	277,285	302,677	-6.95%	-14.76%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	183,166	184,738	178,476	-0.85%	2.63%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	2,635	2,838	3,136	-7.15%	-15.98%
Total Borrowings	535,670	556,718	576,146	-3.78%	-7.03%
Total Deposits and Borrowings	4,322,232	4,141,644	4,256,019	4.36%	1.56%
Other Liabilities	65,009	56,154	62,894	15.77%	3.36%
Stockholders' Equity
Common Stock	212	212	210	0.00%	0.95%
Additional Paid in Capital	231,987	230,581	225,792	0.61%	2.74%
Retained Earnings	224,488	217,443	194,587	3.24%	15.37%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	(985)	(251)	1,473	292.43%	-166.87%
Total Stockholders' Equity	455,702	447,985	422,062	1.72%	7.97%
Total Liabilities and Stockholders' Equity	$4,842,943	$4,645,783	$4,740,975	4.24%	2.15%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	June 30,	March 31,	June 30,	June 2011 vs.	June 2011 vs.
	2011	2011	2010	March 2011	June 2010

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$14	$17	$108	-17.65%	-87.04%
Interest and Dividends on Securities	5,452	5,606	6,316	-2.75%	-13.68%
Interest on Loans	43,938	43,216	44,785	1.67%	-1.89%
Interest on Loans Held for Sale	70	119	110	-41.18%	-36.36%
Total Interest Income	49,474	48,958	51,319	1.05%	-3.60%
INTEREST EXPENSE
Interest on Deposits	3,544	3,485	5,485	1.69%	-35.39%
Interest on Borrowed Funds	3,854	4,000	4,667	-3.65%	-17.42%
Total Interest Expense	7,398	7,485	10,152	-1.16%	-27.13%
Net Interest Income	42,076	41,473	41,167	1.45%	2.21%
Less - Provision for Loan Losses	3,482	2,200	6,931	58.27%	-49.76%
Net Interest Income after Provision for Loan Losses	38,594	39,273	34,236	-1.73%	12.73%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,192	3,959	3,257	5.89%	28.71%
Interchange and ATM Fees	1,974	1,702	1,258	15.98%	56.92%
Investment Management	3,603	3,216	3,189	12.03%	12.98%
Mortgage Banking Income	683	1,047	622	-34.77%	9.81%
BOLI Income	860	706	731	21.81%	17.65%
Net Gain/(Loss) on Sale of Securities	723	-	481	100.00%	50.31%
Gross Change on Write-Down of Certain Investments to Fair Value	170	249	(63)	-31.73%	-369.84%
Less: Non-Credit Related Other-Than-Temporary Impairment	(306)	(289)	(21)	5.88%	1357.14%
Net Loss on Write-Down of Certain Investments to Fair Value	(136)	(40)	(84)	240.00%	61.90%
Other Non-Interest Income	1,575	2,008	1,484	-21.56%	6.13%
Total Non-Interest Income	13,474	12,598	10,938	6.95%	23.19%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	19,762	20,252	18,406	-2.42%	7.37%
Occupancy and Equipment Expenses	4,263	4,575	4,094	-6.82%	4.13%
Data Processing and Facilities Management	1,038	1,638	1,497	-36.63%	-30.66%
FDIC Assessment	778	1,291	1,271	-39.74%	-38.79%
Other Non-Interest Expense	11,015	8,726	9,661	26.23%	14.02%
Total Non-Interest Expense	36,856	36,482	34,929	1.03%	5.52%
INCOME BEFORE INCOME TAXES	15,212	15,389	10,245	-1.15%	48.48%
PROVISION FOR INCOME TAXES	4,092	4,201	2,215	-2.59%	84.74%
NET INCOME	$11,120	$11,188	$8,030	-0.61%	38.48%

BASIC EARNINGS PER SHARE	$0.52	$0.53	$0.38	-1.89%	36.84%
DILUTED EARNINGS PER SHARE	$0.52	$0.52	$0.38	0.00%	36.84%
BASIC AVERAGE SHARES	21,441,864	21,298,257	20,964,706
DILUTED AVERAGE SHARES	21,481,023	21,344,339	21,055,645

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.97%	4.02%	3.96%
Return on Average Assets	0.95%	0.98%	0.70%
Return on Average Common Equity	9.78%	10.24%	7.60%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$11,120	$11,188	$8,030	-0.61%	38.48%
Non-Interest Income Components
Less - Gain on Sale of Securities, net of tax	(428)	-	(285)
Non-Interest Expense Components
Add - Fair Value Mark on a Terminated Hedging Relationship	-	-	328

NET OPERATING EARNINGS	$10,692	$11,188	$8,073	-4.43%	32.44%

Diluted Earnings Per Share, on an Operating Basis	$0.50	$0.52	$0.38	-3.85%	31.58%

CONSOLIDATED STATEMENTS OF INCOME
	Six Months Ended		% Change
	June 30,	June 30,	June 2011 vs.
	2011	2010	June 2010

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$31	$132	-76.52%
Interest and Dividends on Securities	11,058	12,987	-14.85%
Interest on Loans	87,154	88,832	-1.89%
Interest on Loans Held for Sale	189	216	-12.50%
Total Interest Income	98,432	102,167	-3.66%
INTEREST EXPENSE
Interest on Deposits	7,029	11,424	-38.47%
Interest on Borrowed Funds	7,854	9,366	-16.14%
Total Interest Expense	14,883	20,790	-28.41%
Net Interest Income	83,549	81,377	2.67%
Less - Provision for Loan Losses	5,682	11,580	-50.93%
Net Interest Income after Provision for Loan Losses	77,867	69,797	11.56%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	8,151	6,388	27.60%
Interchange and ATM Fees	3,676	2,348	56.56%
Investment Management	6,819	5,918	15.22%
Mortgage Banking Income	1,730	1,622	6.66%
BOLI Income	1,566	1,452	7.85%
Net Gain on Sale of Securities	723	481	50.31%
Gross Change on Write-Down of Certain Investments to Fair Value	419	118	255.08%
Less: Non-Credit Related Other-Than-Temporary Impairment	(595)	(380)	56.58%
Net Loss on Write-Down of Certain Investments to Fair Value	(176)	(262)	-32.82%
Other Non-Interest Income	3,583	3,041	17.82%
Total Non-Interest Income	26,072	20,988	24.22%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	40,014	36,869	8.53%
Occupancy and Equipment Expenses	8,838	8,229	7.40%
Data Processing and Facilities Management	2,676	2,791	-4.12%
FDIC Assessment	2,069	2,592	-20.18%
Other Non-Interest Expense	19,741	18,037	9.45%
Total Non-Interest Expense	73,338	68,518	7.03%
INCOME BEFORE INCOME TAXES	30,601	22,267	37.43%
PROVISION FOR INCOME TAXES	8,293	5,010	65.53%
NET INCOME	$22,308	$17,257	29.27%

BASIC EARNINGS PER SHARE	$1.04	$0.82	26.83%
DILUTED EARNINGS PER SHARE	$1.04	$0.82	26.83%
BASIC AVERAGE SHARES	21,370,457	20,951,264
DILUTED AVERAGE SHARES	21,414,232	21,034,553

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.99%	4.02%
Return on Average Assets	0.96%	0.77%
Return on Average Common Equity	10.01%	8.26%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$22,308	$17,257	29.27%
Non-Interest Income Components
Less - Net Gain on Sale of Securities, net of tax	(428)	(285)
Non-Interest Expense Components
Add - Fair Value Mark on a Terminated Hedging Relationship	-	328
NET OPERATING EARNINGS	$21,880	$17,300	26.47%

Diluted Earnings Per Share, on an Operating Basis	$1.02	$0.82	24.39%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended					Six Months Ended
				% Change	% Change			% Change
	June 30,	March 31,	June 30,	June 2011 vs.	June 2011 vs.	June 30,	June 30,	June 2011 vs.
	2011	2011	2010	March 2011	June 2010	2011	2010	June 2010

Non-Interest Income GAAP	$13,474	$12,598	$10,938	6.95%	23.19%	$26,072	$20,988	24.22%
Less - Net Gain on Sale of Securities	(723)	-	(481)	n/a	50.31%	(723)	(481)	50.31%
Add - Other-Than-Temporary-Impairment on Securities	136	40	84	240.00%	61.90%	176	262	-32.82%
Non-Interest Income as Adjusted	$12,887	$12,638	$10,541	1.97%	22.26%	$25,525	$20,769	22.90%

Non-Interest Expense GAAP	$36,856	$36,482	$34,929	1.03%	5.52%	$73,338	$68,518	7.03%
Less - Fair Value Mark on a Terminated Hedging Relationship	-	-	(554)	n/a	n/a	-	(554)	-100.00%
Non-Interest Expense as Adjusted	$36,856	$36,482	$34,375	1.03%	7.22%	$73,338	$67,964	7.91%

Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2011 and 2010 as indicated by the table above. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ending			For the Six Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2011	2010	2011	2010

	(Dollars in Thousands)
Nonperforming Loans
Commercial & Industrial Loans	$2,674	$3,011	$5,083	$749	$686	$1,816	$1,435	$2,343
Small Business Loans	1,130	617	728	292	238	801	530	1,052
Commercial Real Estate Loans	7,007	9,229	8,007	1,236	602	3,520	1,838	3,718
Residential Real Estate Loans	8,546	7,299	8,012	280	122	293	402	428
Installment Loans - Home Equity	1,977	2,589	1,218	488	74	234	562	468
Installment Loans - Other	592	652	630	244	289	254	533	642
Total Nonperforming Loans / Total Net Charge-offs	$21,926	$23,397	$23,678	$3,289	$2,011	$6,918	$5,300	$8,651
Non-Accrual Securities	1,587	1,054	969
Other Assets in Possession	40	59	79
Other Real Estate Owned	7,410	9,346	7,357
Nonperforming Assets	$30,963	$33,856	$32,083

Nonperforming Loans/Gross Loans	0.59%	0.64%	0.69%
Allowance for Loan Losses/Nonperforming Loans	212.70%	198.50%	191.28%
Gross Loans/Total Deposits	98.38%	101.21%	93.18%
Allowance for Loan Losses/Total Loans	1.25%	1.28%	1.32%

Net charge-offs to average loans (quarter annualized)				0.36%	0.23%	0.81%
Net charge-offs to average loans (year-to-date annualized)							0.29%	0.51%
	For the	For the
	Three Months Ending	Three Months Ending
	June 30,	March 31,
Nonperforming Assets Reconciliation	2011	2011
Nonperforming Assets Beginning Balance	$33,856	$31,493
New to Nonperforming	9,085	9,046
Loans Charged-Off	(3,587)	(2,484)
Loans Paid-Off	(5,130)	(1,934)
Loans Transferred to Other Real Estate Owned/Other Assets	(1,172)	(3,061)
Loans Restored to Accrual Status	(638)	(1,116)
New to Other Real Estate Owned	1,172	3,061
Sale of Other Real Estate Owned	(3,214)	(457)
Other	591	(692)
Nonperforming Assets Ending Balance	$30,963	$33,856

	June 30,	March 31,	June 30,
Financial Ratios	2011	2010	2010
Book Value per Common Share	$21.24	$20.93	$19.91
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$15.60	$15.26	$14.14
Tangible Common Capital/Tangible Assets	6.68%	6.79%	6.07%
Tangible Common Capital/Tangible Asset (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	7.09%	7.22%	6.49%

Capital Adequacy
Tier one leverage capital ratio (1)	8.54%	8.48%	7.86%
Tier one common ratio (1)	8.87%	8.83%	8.24%
(1) Estimated number for June 30, 2011

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
	June 30, 2011			March 31, 2011			June 30, 2010
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
	(Unaudited - Dollars in Thousands)

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$23,049	$14	0.24%	$27,652	$17	0.25%	$188,998	$108	0.23%
Securities:
Trading Assets	8,600	71	3.31%	8,124	63	3.15%	7,367	62	3.38%
Taxable Investment Securities	556,301	5,286	3.81%	568,933	5,430	3.87%	557,554	6,067	4.36%
Non-taxable Investment Securities (1)	8,610	161	7.50%	10,175	191	7.61%	17,718	316	7.15%
Total Securities:	573,511	5,518	3.86%	587,232	5,684	3.93%	582,639	6,445	4.44%
Loans Held for Sale	8,659	70	3.24%	14,190	119	3.40%	7,656	110	5.76%
Loans
Commercial and Industrial	535,764	5,710	4.27%	500,202	5,401	4.38%	401,430	4,726	4.72%
Commercial Real Estate	1,787,364	23,618	5.30%	1,749,292	23,197	5.38%	1,645,452	23,839	5.81%
Commercial Construction	128,747	1,482	4.62%	123,501	1,410	4.63%	166,040	2,098	5.07%
Small Business	79,834	1,151	5.78%	80,286	1,179	5.96%	81,319	1,202	5.93%
Total Commercial	2,531,709	31,961	5.06%	2,453,281	31,187	5.16%	2,294,241	31,865	5.57%
Residential Real Estate	457,651	5,167	4.53%	468,146	5,399	4.68%	537,475	6,485	4.84%
Residential Construction	4,535	55	4.86%	3,712	44	4.81%	7,507	95	5.08%
Consumer - Home Equity	627,832	5,920	3.78%	601,624	5,622	3.79%	490,197	4,704	3.85%
Total Consumer Real Estate	1,090,018	11,142	4.10%	1,073,482	11,065	4.18%	1,035,179	11,284	4.37%
Total Other Consumer	56,292	1,098	7.82%	64,066	1,229	7.78%	92,681	1,784	7.72%
Total Loans	3,678,019	44,201	4.82%	3,590,829	43,481	4.91%	3,422,101	44,933	5.27%
Total Interest-Earning Assets	$4,283,238	$49,803	4.66%	$4,219,903	$49,301	4.74%	$4,201,394	$51,596	4.93%
Cash and Due from Banks	56,122			52,023			71,300
Federal Home Loan Bank Stock	35,854			35,854			35,854
Other Assets	322,033			320,658			305,041
Total Assets	$4,697,247			$4,628,438			$4,613,589
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,365,892	$850	0.25%	$1,289,201	$760	0.24%	$1,182,343	$1,297	0.44%
Money Market	723,345	815	0.45%	723,946	785	0.44%	760,240	1,320	0.70%
Time Deposits	669,941	1,879	1.12%	672,893	1,940	1.17%	842,539	2,868	1.37%
Total interest-bearing deposits:	$2,759,178	$3,544	0.52%	$2,686,040	$3,485	0.53%	$2,785,122	$5,485	0.79%
Borrowings:
Federal Home Loan Bank Borrowings	$276,984	$1,743	2.52%	$335,457	$1,910	2.31%	$324,168	$2,392	2.96%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	181,631	657	1.45%	178,185	651	1.48%	182,810	821	1.80%
Junior Subordinated Debentures	61,857	913	5.92%	61,857	904	5.93%	61,857	913	5.92%
Subordinated Debentures	30,000	541	7.23%	30,000	535	7.23%	30,000	541	7.23%
Other Borrowings	2,541	-	0.00%	2,761	-	0.00%	3,148	-	0.00%
Total Borrowings:	553,013	3,854	2.80%	608,260	4,000	2.67%	601,983	4,667	3.11%
Total Interest-Bearing Liabilities	$3,312,191	$7,398	0.90%	$3,294,300	$7,485	0.92%	$3,387,105	$10,152	1.20%
Demand Deposits	870,585			831,032			752,622

Other Liabilities	58,621			59,791			49,870
Total Liabilities	$4,241,397			$4,185,123			$4,189,597
Stockholders' Equity	455,850			443,315			423,992
Total Liabilities and Stockholders' Equity	$4,697,247			$4,628,438			$4,613,589

Net Interest Income		$42,405			$41,816			$41,444

Interest Rate Spread (2)			3.76%			3.82%			3.72%

Net Interest Margin (3)			3.97%			4.02%			3.96%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,629,763	$3,544		$3,517,072	$3,485		$3,537,744	$5,485
Cost of Total Deposits			0.39%			0.40%			0.62%
Total Funding Liabilities, including Demand Deposits	$4,182,776	$7,398		$4,125,332	$7,485		$4,139,727	$10,152
Cost of Total Funding Liabilities			0.71%			0.74%			0.98%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $329, 343, and $277 for the three months ended June 30, 2011, March 31, 2011, and June 30, 2010, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2011			June 30, 2010
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Unaudited - Dollars in Thousands)

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$25,338	$31	0.25%	$106,529	$132	0.25%
Securities:
Trading Assets	8,363	134	3.23%	7,085	122	3.47%
Taxable Investment Securities	562,582	10,717	3.84%	563,021	12,476	4.47%
Non-taxable Investment Securities (1)	9,388	351	7.53%	18,411	658	7.21%
Total Securities:	580,333	11,202	3.89%	588,517	13,256	4.54%
Loans Held for Sale	11,409	189	3.34%	7,392	216	5.89%
Loans
Commercial and Industrial	518,081	11,111	4.32%	389,708	8,974	4.64%
Commercial Real Estate	1,768,433	46,815	5.34%	1,638,238	47,097	5.80%
Commercial Construction	126,139	2,892	4.62%	168,773	4,174	4.99%
Small Business	80,058	2,329	5.87%	81,894	2,419	5.96%
Total Commercial	2,492,711	63,147	5.11%	2,278,613	62,664	5.55%
Residential Real Estate	462,870	10,567	4.60%	542,974	13,250	4.92%
Residential Construction	4,126	98	4.79%	8,300	213	5.18%
Consumer - Home Equity	614,800	11,542	3.79%	484,293	9,226	3.84%
Total Consumer Real Estate	1,081,796	22,207	4.14%	1,035,567	22,689	4.42%
Total Other Consumer	60,157	2,328	7.80%	98,875	3,796	7.74%
Total Loans	3,634,664	87,682	4.86%	3,413,055	89,149	5.27%
Total Interest-Earning Assets	$4,251,744	$99,104	4.70%	$4,115,493	$102,753	5.03%
Cash and Due from Banks	54,084			68,867
Federal Home Loan Bank Stock	35,854			35,854
Other Assets	321,350			304,622
Total Assets	$4,663,032			$4,524,836
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,327,759	$1,610	0.24%	$1,119,598	$2,481	0.45%
Money Market	723,644	1,600	0.45%	731,475	2,641	0.73%
Time Deposits	671,409	3,819	1.15%	865,864	6,302	1.47%
Total interest-bearing deposits:	$2,722,812	$7,029	0.52%	$2,716,937	$11,424	0.85%
Borrowings:
Federal Home Loan Bank Borrowings	$306,059	$3,653	2.41%	$332,190	$4,823	2.93%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	179,918	1,308	1.47%	183,712	1,651	1.81%
Junior Subordinated Debentures	61,857	1,816	5.92%	61,857	1,815	5.92%
Subordinated Debentures	30,000	1,077	7.24%	30,000	1,077	7.24%
Other Borrowings	2,650	-	0.00%	2,756	-	0.00%
Total Borrowings:	580,484	7,854	2.73%	610,515	9,366	3.09%
Total Interest-Bearing Liabilities	$3,303,296	$14,883	0.91%	$3,327,452	$20,790	1.26%
Demand Deposits	850,918			727,865

Other Liabilities	59,201			48,453
Total Liabilities	$4,213,415			$4,103,770
Stockholders' Equity	449,617			421,066
Total Liabilities and Stockholders' Equity	$4,663,032			$4,524,836

Net Interest Income		$84,221			$81,963

Interest Rate Spread (2)			3.79%			3.77%

Net Interest Margin (3)			3.99%			4.02%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,573,730	$7,029		$3,444,802	$11,424
Cost of Total Deposits			0.40%			0.67%
Total Funding Liabilities, including Demand Deposits	$4,154,214	$14,883		$4,055,317	$20,790
Cost of Total Funding Liabilities			0.72%			1.03%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $672 and $586 for the six months ended June 30, 2011, and June 30, 2010, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer